Exhibit 5.1

52 East Gay Street
P.O. Box 1008
Columbus, Ohio 43216-1008

614.464.6400 | vorys.com

Founded 1909

June 14, 2024
Board of Directors
Victoria’s Secret & Co.
4 Limited Parkway East
Reynoldsburg, OH 43068
Ladies and Gentlemen:
We have acted as counsel to Victoria’s Secret & Co., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on the date hereof in order to register 4,800,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), under the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder (the “Rules and Regulations”), for issuance and delivery pursuant to awards to be granted under the Victoria’s Secret & Co. 2021 Stock Option and Performance Incentive Plan (as amended, the “Plan”).
In connection with rendering this opinion, we have examined, to the extent deemed necessary, originals or copies of: (a) the Registration Statement; (b) the Plan; (c) the Company’s Amended Certificate of Incorporation, as currently in effect; (d) the Company’s Second Amended and Restated Bylaws, as currently in effect; and (e) certain corporate records of the Company, including resolutions adopted by the directors of the Company and by the shareholders of the Company. We have also relied upon such oral or written statements and representations of the officers of the Company and examined such certificates of public officials and authorities of law as we have deemed relevant as a basis for this opinion.
In our examination of the aforesaid records, documents and certificates, we have assumed, without independent investigation: (a) the authenticity of all records, documents and certificates examined by us; (b) the correctness of the information contained in all records, documents and certificates examined by us; (c) the accuracy of all statements in certificates of public officials and officers of the Company that we reviewed; (d) the accuracy of all representations made by the Company as to matters of fact in documents that we reviewed; (e) the genuineness of all signatures; (f) the legal capacity of all individuals who have executed any of the aforesaid documents and certificates; (g) the authority of all individuals entering and maintaining records; and (h) the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents or certificates. In rendering the opinion below, we have further assumed that each award under the Plan will be approved by the Board of Directors of the Company (or a duly authorized committee thereof or officer of the Company).
We have relied solely upon the examinations and inquiries recited herein, and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.
Based upon and subject to the foregoing and subject to the qualifications and limitations set forth herein, as of the date hereof, we are of the opinion that the 4,800,000 shares of Common Stock to be registered on the Registration Statement under the Act for issuance and delivery under the Plan, when issued, delivered and paid for, as appropriate, in accordance with, and for the consideration, if any, prescribed in, the Plan and in any award agreements entered into by participants in the Plan with the Company as contemplated by the Plan, will be validly issued, fully paid and non-assessable.
Members of our firm are admitted to the Bar in the State of Ohio and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Ohio, the General Corporation Law of the State of Delaware, and the laws of the United States of America.

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This opinion is based upon the laws and legal interpretations in effect, and the facts and circumstances existing, on the date hereof, and we assume no obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts or circumstances.
Notwithstanding the foregoing, we consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us therein. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations.
Sincerely,
/s/ Vorys, Sater, Seymour and Pease LLP
Vorys, Sater, Seymour and Pease LLP